                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 23, 1999


                            WESTMINSTER CAPITAL, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-4923                   95-2157201
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


                       9665 Wilshire Boulevard, Suite M-10
                         Beverly Hills, California 90212
                    (Address of Principal Executive Offices)

                                 (310) 278-1930
                         (Registrant's Telephone Number)

ITEM 5.  OTHER EVENTS.

         On November 23, 1999, Westminster Capital, Inc. (the "Registrant") entered into a Stock Purchase Agreement with Logic Technology Group, Inc. (dba, Matrix Visual Solutions) ("Matrix"), Paul Motal ("Motal"), and Amy Hsiao ("Hsiao"). Motal and Hsiao are referred to collectively as the "Sellers." The Registrant purchased from Sellers 68% of the issued and outstanding capital stock of Matrix for an initial purchase price of $3.765 million. This purchase price is subject to adjustment based on the earnings of Matrix for its fiscal year ended September 30, 1999, before deduction for interest, income taxes, depreciation and amortization. Matrix is engaged in the rental and sale of audiovisual and computer equipment. Pursuant to the Stock Purchase Agreement, the Registrant acquired 35% of the issued and outstanding capital stock of Matrix from Hsiao, and 33% of the issued and outstanding capital stock of Matrix from Motal. The acquisition was financed through the Registrant's existing cash reserves.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.  None.

         (b)      Pro Forma Financial Information.  None.

         (c)      Exhibits.

                  Exhibit 2.1       Stock Purchase Agreement, dated November
                                    23, 1999. Pursuant to Item 601(b)(2) of
                                    Regulation S-K, the Registrant hereby agrees to furnish supplementally to the Commission a copy of any exhibit or schedule omitted from this filing upon request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 13, 1999                           WESTMINSTER CAPITAL, INC.



                                            By: /s/ KEENAN BEHRLE
                                               --------------------------
                                                 Keenan Behrle
                                                 Executive Vice President

                                  EXHIBIT INDEX

Exhibit                                                            Page Number
-------                                                            -----------

2.1               Stock Purchase Agreement,                             5
                  dated November 23, 1999.